UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2020

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower

65 East 55th Street, Suite 801

New York, NY 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendments

On February 12, 2020, Hospitality Investors Trust, Inc. (the “Company”) entered into amendments to the employment agreements it has with each of its executive officers, Jonathan P. Mehlman, the Company’s chief executive officer and president, Paul C. Hughes, the Company’s general counsel and secretary, and Bruce A. Riggins, the Company’s chief financial officer and treasurer.

Under the employment agreements, each executive officer is entitled to an annual long-term incentive equity (“LTIP”) award in the form of restricted share units in respect of shares of common stock (“RSUs”) based on a target dollar amount set forth in the applicable employment agreement divided by the net asset value of a share of the Company’s common stock (“NAV”), with the actual number of RSUs comprising the annual LTIP award for any year to be determined by the Company’s board of directors or the compensation committee in its sole discretion based on the achievement of previously established performance goals for that year. Prior to the amendments, the NAV used to calculate the target number of RSUs for any annual LTIP award was the most recent NAV on the date of grant, and the actual grant of the annual LTIP award was required to be made no later than February 15 in the year following the year to which the annual LTIP award related. Following the amendments, the NAV used to calculate the target number of RSUs will be the NAV as of the last day of the fiscal year to which the annual LTIP award relates as approved by the Company’s board of directors and published in a filing with the Securities and Exchange Commission (the “SEC”). The actual grant of the annual LTIP award will be required to be made no later than the fifth business day following the publication of the NAV. Accordingly, for their annual LTIP awards for 2019, the executive officers will be granted RSUs no later than the fifth business day after the Company publishes its NAV as of December 31, 2019 in a filing with the SEC. Following the amendments, the annual LTIP award remains subject to the applicable executive officer’s continued employment through the date of grant, with certain exceptions.

The summary of the amendments to the Company’s employment agreements with each of its executive officers contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendments, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment, dated February 12, 2020, to Employment Agreement by and between Jonathan P. Mehlman and Hospitality Investors Trust, Inc.
10.2	Third Amendment, dated February 12, 2020, to Employment Agreement by and between Paul C. Hughes and Hospitality Investors Trust, Inc.
10.3	Second Amendment, dated February 12, 2020, to Employment Agreement by and between Bruce A. Riggins and Hospitality Investors Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY INVESTORS TRUST, INC.

Date: February 19, 2020	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President